Exhibit 99.1

Enova Reports Second Quarter 2020 Results

- Diluted earnings per share from continuing operations grew 78% to $1.58, and adjusted earnings per share rose 73% to $1.68

- Portfolio delinquency rates and the ratio of net charge-offs as a percentage of average combined loan and finance receivables have both stabilized as of June 30 and returned to pre-COVID levels

- At June 30, cash and marketable securities totaled $379 million and available capacity on committed facilities totaled $311 million

- Separately announces intent to acquire On Deck Capital, Inc. in a cash and stock transaction valued at approximately $90 million

CHICAGO, July 28, 2020 /PRNewswire/ -- Enova International (NYSE: ENVA), a leading financial technology and analytics company offering consumer and small business loans and financing, today announced financial results for the second quarter ending June 30, 2020.

"We are pleased with our second quarter results, which came in above the range that we previewed in mid-June," said David Fisher, Enova's CEO. "Our direct online-only business model, world class analytics and technology and deep organizational preparedness for a challenging economy have allowed us to react quickly to the uncertain economic environment facing our country. While COVID-19 has created uncertainty in the short term, we believe the long-term fundamentals of our business remain strong and that we are well positioned to navigate through the downturn and swiftly resume lending efforts once the economy begins to stabilize."

Enova also announced separately today that it has entered into an agreement to acquire all outstanding shares of On Deck Capital, Inc. in a cash and stock transaction valued at approximately $90 million. Further details on the transaction are included in a joint press release that was issued today.

Second Quarter 2020 Summary

  Total revenue of $253 million in the second quarter of 2020 decreased 2.5% from $259 million in the second quarter of 2019.
  Net revenue margin was flat at 52% in the second quarter of 2020 compared to gross profit margin in the second quarter of 2019.
  Net income from continuing operations of $48 million, or $1.58 per diluted share, in the second quarter of 2020, compared to $31 million, or $0.89 per diluted share, in the second quarter of 2019.
  Second quarter 2020 adjusted EBITDA of $94 million, a non-GAAP measure, compared to $65 million in the second quarter of 2019.
  Adjusted earnings of $51 million, or $1.68 per diluted share, a non-GAAP measure, in the second quarter of 2020, compared to adjusted earnings of $33 million, or $0.97 per diluted share, in the second quarter of 2019.

"Our financial results this quarter reflect the outstanding work our team has done to stabilize portfolio credit risk while supporting our customers as well as our deep organizational operating and cost discipline," said Steve Cunningham, CFO of Enova. "We remain focused on prudently resuming growth by leveraging our world-class analytics and technology, proven approach to unit economics and solid balance sheet and are well positioned to generate long-term profitable growth as the economy stabilizes and loan demand recovers."

Outlook

Enova is monitoring and adapting quickly to changes in the current environment due to the COVID-19 pandemic. Given the ongoing uncertainties related to virus resurgences, changes in governmental restrictions, potential economic stimulus, employment stabilization, and business reopenings, the Company is not providing guidance for the third quarter or full year 2020.

For information regarding the non-GAAP financial measures discussed in this release, please see "Non-GAAP Financial Measures" and "Reconciliation of GAAP to Non-GAAP Financial Measures" below.

Conference Call

Enova will host a conference call to discuss its second quarter results as well as the acquisition of On Deck Capital, Inc. at 4 p.m. Central Time / 5 p.m. Eastern Time today, Tuesday, July 28th. The live webcast of the call can be accessed at the Enova Investor Relations website at http://ir.enova.com, along with the company's earnings press release and supplemental financial information. The U.S. dial-in for the call is 1-855-560-2575 (1-412-542-4161 for non-U.S. callers). Please ask to join the Enova International call. A replay of the conference call will be available until August 4, 2020, at 10:59 p.m. Central Time / 11:59 p.m. Eastern Time, while an archived version of the webcast will be available on the Enova International Investor Relations website for 90 days. The U.S. dial-in for the conference call replay is 1-877-344-7529 (1-412-317-0088). The replay access code is 10146419.

About Enova

Enova International (NYSE: ENVA) is a leading provider of online financial services to non-prime consumers and small businesses, providing access to credit powered by its advanced analytics, innovative technology, and world-class online platform and services. Enova has provided more than 6 million customers around the globe with access to more than $20 billion in loans and financing. The financial technology company has a portfolio of trusted brands serving consumers, including CashNetUSA®, NetCredit® and Simplic®; two brands serving small businesses, Headway Capital® and The Business Backer®; and offers online lending platform services to lenders. Through its Enova Decisions™ brand, it also delivers on-demand decision-making technology and real-time predictive analytics services to clients. You can learn more about the company and its brands at www.enova.com.

Cautionary Statement Concerning Forward Looking Statements
This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about the business, financial condition and prospects of Enova. These forward-looking statements give current expectations or forecasts of future events and reflect the views and assumptions of Enova's senior management with respect to the business, financial condition and prospects of Enova as of the date of this release and are not guarantees of future performance. The actual results of Enova could differ materially from those indicated by such forward-looking statements because of various risks and uncertainties applicable to Enova's business, including, without limitation, those risks and uncertainties indicated in Enova's filings with the Securities and Exchange Commission ("SEC"), including our annual report on Form 10-K, quarterly reports on Forms 10-Q and current reports on Forms 8-K. These risks and uncertainties are beyond the ability of Enova to control, and, in many cases, Enova cannot predict all of the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. When used in this release, the words "believes," "estimates," "plans," "expects," "anticipates" and similar expressions or variations as they relate to Enova or its management are intended to identify forward-looking statements. Enova cautions you not to put undue reliance on these statements. Enova disclaims any intention or obligation to update or revise any forward-looking statements after the date of this release.

Non-GAAP Financial Measures
In addition to the financial information prepared in conformity with generally accepted accounting principles, or GAAP, Enova provides historical non-GAAP financial information. Management believes that presentation of non-GAAP financial information is meaningful and useful in understanding the activities and business metrics of Enova's operations. Management believes that these non-GAAP financial measures reflect an additional way of viewing aspects of Enova's business that, when viewed with its GAAP results, provide a more complete understanding of factors and trends affecting its business.

Management provides non-GAAP financial information for informational purposes and to enhance understanding of Enova's GAAP consolidated financial statements. Readers should consider the information in addition to, but not instead of or superior to, Enova's financial statements prepared in accordance with GAAP. This non-GAAP financial information may be determined or calculated differently by other companies, limiting the usefulness of those measures for comparative purposes.

Combined Loans and Finance Receivables
The combined loans and finance receivables measures are non-GAAP measures that include loans and finance receivables that Enova owns or has purchased and loans that Enova guarantees. Management believes these non-GAAP measures provide investors with important information needed to evaluate the magnitude of potential receivable losses and the opportunity for revenue performance of the loans and finance receivable portfolio on an aggregate basis. Management also believes that the comparison of the aggregate amounts from period to period is more meaningful than comparing only the amounts reflected on Enova's consolidated balance sheet since revenue is impacted by the aggregate amount of receivables owned by Enova and those guaranteed by Enova as reflected in its consolidated financial statements.

Adjusted Earnings Measures
In addition to reporting financial results in accordance with GAAP, Enova has provided adjusted earnings and adjusted earnings per share, or, collectively, the Adjusted Earnings Measures, which are non-GAAP measures. Management believes that the presentation of these measures provides investors with greater transparency and facilitates comparison of operating results across a broad spectrum of companies with varying capital structures, compensation strategies, derivative instruments and amortization methods, which provides a more complete understanding of Enova's financial performance, competitive position and prospects for the future. Management also believes that investors regularly rely on non-GAAP financial measures, such as the Adjusted Earnings Measures, to assess operating performance and that such measures may highlight trends in Enova's business that may not otherwise be apparent when relying on financial measures calculated in accordance with GAAP. In addition, management believes that the adjustments shown below are useful to investors in order to allow them to compare Enova's financial results during the periods shown without the effect of each of these expense items.

Adjusted EBITDA Measures
In addition to reporting financial results in accordance with GAAP, Enova has provided Adjusted EBITDA and Adjusted EBITDA margin, or, collectively, the Adjusted EBITDA measures, which are non-GAAP measures. Adjusted EBITDA is a non-GAAP measure that Enova defines as earnings excluding depreciation, amortization, interest, foreign currency transaction gains or losses, taxes and stock-based compensation. In addition, management believes that the adjustments for lease termination and cease-use costs and losses on early extinguishment of debt shown below are useful to investors in order to allow them to compare our financial results during the periods shown without the effect of the expense items. Adjusted EBITDA margin is a non-GAAP measure that Enova defines as Adjusted EBITDA as a percentage of total revenue. Management believes Adjusted EBITDA Measures are used by investors to analyze operating performance and evaluate Enova's ability to incur and service debt and Enova's capacity for making capital expenditures. Adjusted EBITDA Measures are also useful to investors to help assess Enova's estimated enterprise value.

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (dollars in thousands, except per share data) (Unaudited)

	June 30,		December 31,
	2020	2019	2019
Assets
Cash and cash equivalents(1)	$321,472	$33,849	$35,895
Restricted cash(1)	43,547	20,796	45,069
Loans and finance receivables at fair value(1)	799,662	—	—
Loans and finance receivables at amortized cost, net(1)	—	829,458	1,062,650
Income taxes receivable	10,510	9,101	32,859
Other receivables and prepaid expenses(1)	28,541	33,355	31,643
Property and equipment, net	60,030	48,985	54,540
Operating lease right-of-use assets	20,302	20,490	19,586
Goodwill	267,868	267,013	267,013
Intangible assets, net	1,650	2,720	2,185
Other assets(1)	25,391	11,761	22,912
Assets from discontinued operations	—	112,771	—
Total assets	$1,578,973	$1,390,299	$1,574,352
Liabilities and Stockholders' Equity
Accounts payable and accrued expenses(1)	$87,691	$107,765	$122,163
Operating lease liabilities	35,605	37,403	35,712
Deferred tax liabilities, net	72,869	42,451	48,683
Long-term debt(1)	906,588	785,504	991,181
Liabilities from discontinued operations	—	10,723	—
Total liabilities	1,102,753	983,846	1,197,739
Commitments and contingencies
Stockholders' equity:
Common stock, $0.00001 par value, 250,000,000 shares authorized, 36,179,966, 35,671,114 and 35,764,943 shares issued and 30,101,689, 33,989,158 and 32,974,714 outstanding as of June 30, 2020 and 2019 and December 31, 2019, respectively	—	—	—
Preferred stock, $0.00001 par value, 25,000,000 shares authorized, no shares issued and outstanding	—	—	—
Additional paid in capital	71,100	56,910	63,791
Retained earnings	525,108	396,149	372,681
Accumulated other comprehensive loss	(8,599)	(14,774)	(3,066)
Treasury stock, at cost (6,078,277, 1,681,956 and 2,790,229 shares as of June 30, 2020 and 2019 and December 31, 2019, respectively)	(111,389)	(31,832)	(56,793)
Total stockholders' equity	476,220	406,453	376,613
Total liabilities and stockholders' equity	$1,578,973	$1,390,299	$1,574,352

(1)	Includes amounts in wholly owned, bankruptcy-remote special purpose subsidiaries ("VIEs") presented separately in the table below.

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (dollars in thousands, except per share data) (Unaudited)

The following table presents the aggregated assets and liabilities of consolidated VIEs, which are included in the Consolidated Balance Sheets above. The assets in the table below may only be used to settle obligations of consolidated VIEs and are in excess of those obligations.

	June 30,		December 31,
	2020	2019	2019
Assets of consolidated VIEs, included in total assets above
Cash and cash equivalents	$525	$420	$420
Restricted cash	41,235	20,796	42,354
Loans and finance receivables at fair value	404,734	—	—
Loans and finance receivables at amortized cost, net (includes allowance for losses of $31,522 and $38,540 as of June 30, 2019 and December 31, 2019, respectively)	—	306,322	420,690
Other receivables and prepaid expenses	4,893	6,671	9
Other assets	2,102	2,530	2,161
Total assets	$453,489	$336,739	$465,634
Liabilities of consolidated VIEs, included in total liabilities above
Accounts payable and accrued expenses	$2,180	$2,410	$3,171
Long-term debt	290,993	171,931	304,598
Total liabilities	$293,173	$174,341	$307,769

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF INCOME (in thousands, except per share data) (Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Revenue	$253,061	$259,445	$615,313	$523,883
Change in Fair Value	(120,672)	—	(356,391)	—
Cost of Revenue	—	(123,433)	—	(242,291)
Net Revenue/Gross Profit	132,389	136,012	258,922	281,592
Expenses
Marketing	2,988	25,861	37,546	44,922
Operations and technology	16,504	20,057	47,770	40,636
General and administrative	22,336	28,244	50,287	57,295
Depreciation and amortization	4,004	3,681	7,674	7,615
Total Expenses	45,832	77,843	143,277	150,468
Income from Operations	86,557	58,169	115,645	131,124
Interest expense, net	(20,372)	(18,116)	(40,753)	(37,618)
Foreign currency transaction (loss) gain	(18)	(35)	23	(178)
Loss on early extinguishment of debt	—	—	—	(2,321)
Income before Income Taxes	66,167	40,018	74,915	91,007
Provision for income taxes	18,141	9,392	21,141	21,402
Net income from continuing operations	48,026	30,626	53,774	69,605
Net loss from discontinued operations	—	(5,563)	(288)	(9,525)
Net Income	$48,026	$25,063	$53,486	$60,080
Earnings Per Share:
Earnings per common share – basic:
Continuing operations	$1.59	$0.91	$1.72	$2.07
Discontinued operations	—	(0.17)	(0.01)	(0.29)
Earnings per common share – basic	$1.59	$0.74	$1.71	$1.78
Earnings per common share – diluted:
Continuing operations	$1.58	$0.89	$1.70	$2.02
Discontinued operations	—	(0.16)	(0.01)	(0.28)
Earnings per common share – diluted	$1.58	$0.73	$1.69	$1.74
Weighted average common shares outstanding:
Basic	30,203	33,826	31,270	33,660
Diluted	30,352	34,469	31,592	34,451

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW (dollars in thousands) (Unaudited)

	Six Months Ended June 30,
	2020	2019
Cash flows provided by operating activities
Cash flows from operating activities - continuing operations	$483,734	$386,061
Cash flows from operating activities - discontinued operations	(288)	28,698
Total Cash flows provided by operating activities	483,446	414,759
Cash flows used in investing activities
Loans and finance receivables	(41,092)	(286,915)
Acquisitions	(3,597)	—
Purchases of property and equipment	(12,716)	(9,994)
Other investing activities	57	2
Cash flows from investing activities - continuing operations	(57,348)	(296,907)
Cash flows from investing activities - discontinued operations	—	(22,229)
Total cash flows used in investing activities	(57,348)	(319,136)
Cash flows used in financing activities	(141,892)	(83,826)
Effect of exchange rates on cash, cash equivalents and restricted cash	(151)	(591)
Net increase in cash, cash equivalents and restricted cash	284,055	11,206
Less: increase in cash, cash equivalents and restricted cash from discontinued operations	—	(6,844)
Change in cash, cash equivalents and restricted cash from continuing operations	284,055	4,362
Cash, cash equivalents and restricted cash at beginning of year	80,964	50,283
Cash, cash equivalents and restricted cash at end of period	$365,019	$54,645

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES LOANS AND FINANCE RECEIVABLES FINANCIAL AND OPERATING DATA (dollars in thousands)

The following table shows loans and finance receivables and related fair value/loan loss activity, which is based on loan and finance receivable balances, for continuing operations for the three months ended June 30, 2020 and 2019.

Three Months Ended June 30,	2020	2019	Change
Ending combined loan and finance receivable principal balance:
Company owned	$767,604	$878,576	$(110,972)
Guaranteed by the Company(a)	5,195	21,372	(16,177)
Total combined loan and finance receivable principal balance(b)	$772,799	$899,948	$(127,149)
Ending combined loan and finance receivable fair value balance:
Company owned	$799,662	N/A	N/A
Guaranteed by the Company(a)	6,614	N/A	N/A
Ending combined loan and finance receivable fair value balance(b)	$806,276	N/A	N/A
Fair value as a % of principal(c)	104.3%
Ending combined loan and finance receivable balance, including principal and accrued fees/interest outstanding:
Company owned	$816,905	$945,881	$(128,976)
Guaranteed by the Company(a)	6,054	21,463	(15,409)
Ending combined loan and finance receivable balance(b)	$822,959	$967,344	$(144,385)
Ending allowance for loan losses (prior to FVO adoption)	N/A	$51,419	N/A
Allowance for losses as a % of combined loan and finance receivable balance(c)	N/A	5.3%	N/A
Average combined loan and finance receivable balance, including principal and accrued fees/interest outstanding:
Company owned(d)	$972,181	$893,181	$79,000
Guaranteed by the Company(a)(d)	7,553	21,486	(13,933)
Average combined loan and finance receivable balance(b)(d)	$979,734	$914,667	$65,067

Revenue	$251,702	$259,201	$(7,499)
Change in fair value/cost of revenue	(120,672)	(123,433)	2,761
Net revenue/gross profit	131,030	135,768	(4,738)
Net revenue margin/gross profit margin	52.1%	52.4%	(0.3)%
Change in fair value/cost of revenue as a % of average loan and finance receivable balance(d)	12.3%	13.5%	(1.2)%

Delinquencies:
>30 days delinquent	$36,797	$49,974	$(13,177)
>30 days delinquent as a % of loan and finance receivable balance(c)	4.5%	5.2%	(0.7)%

Charge-offs:
Charge-offs (net of recoveries)	$155,975	$108,254	$47,721
Charge-offs (net of recoveries) as a % of average loan and finance receivable balance(d)	15.9%	11.8%	4.1%

(a)	Represents loans originated by third-party lenders through the CSO programs, which are not included in our consolidated balance sheets.
(b)	Non-GAAP measure.
(c)	Determined using period-end balances.
(d)	The average combined loan and finance receivable balance is the average of the month-end balances during the period.

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (dollars in thousands, except per share data)

Adjusted Earnings Measures

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Net income from continuing operations	$48,026	$30,626	$53,774	$69,605
Adjustments:
Lease termination and cease-use costs(a)	—	—	—	726
Loss on early extinguishment of debt(b)	—	—	—	2,321
Intangible asset amortization	268	267	535	535
Stock-based compensation expense	3,660	3,323	7,120	6,397
Foreign currency transaction loss (gain)	18	35	(23)	178
Cumulative tax effect of adjustments	(929)	(843)	(1,797)	(2,362)
Discrete tax adjustments(c)	—	—	—	(141)

Adjusted earnings	$51,043	$33,408	$59,609	$77,259

Diluted earnings per share	$1.58	$0.89	$1.70	$2.02

Adjusted earnings per share	$1.68	$0.97	$1.89	$2.24

Adjusted EBITDA

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Net income from continuing operations	$48,026	$30,626	$53,774	$69,605
Depreciation and amortization expenses	4,004	3,681	7,674	7,615
Interest expense, net	20,372	18,116	40,753	37,618
Foreign currency transaction loss (gain)	18	35	(23)	178
Provision for income taxes	18,141	9,392	21,141	21,402
Stock-based compensation expense	3,660	3,323	7,120	6,397
Adjustments:
Lease termination and cease-use costs(a)	—	—	—	370
Loss on early extinguishment of debt(b)	—	—	—	2,321

Adjusted EBITDA	$94,221	$65,173	$130,439	$145,506

Adjusted EBITDA margin calculated as follows:
Total Revenue	$253,061	$259,445	$615,313	$523,883
Adjusted EBITDA	94,221	65,173	130,439	145,506
Adjusted EBITDA as a percentage of total revenue	37.2%	25.1%	21.2%	27.8%

(a)

In the first quarter of 2019, the Company recorded impairment charges of $0.4 million ($0.3 million net of tax) to operating right-of-use lease assets and $0.3 million ($0.3 million net of tax) to leasehold improvement assets related to its decision to cease use and sublease a portion of a leased office space.

(b)

In the first quarter of 2019, the Company recorded a loss on early extinguishment of debt of $2.3 million ($1.8 million net of tax) related to the repurchase of $44.1 million principal amount of securitization notes.

(c)	In the first quarter of 2019, the Company recognized $0.1 million of interest income on a tax refund received as a result of the U.S. Tax Cuts and Jobs Act.

CONTACT: Public Relations Contact: Kaitlin Lowey, Email: media@enova.com; Investor Relations Contact: Monica Gould, Office: (212) 871-3927, Email: IR@enova.com